PACE CREDIT UNION Well beyond a bank.

AMENDED

PRIVATE & CONFIDENTIAL

December 31, 2016

SusGlobal Energy Corp.
200 Davenport Road
Toronto Ontario M5R 1J2
Attention: Marc Hazout

Dear Sirs:

RE: NEW BUSINESS LOAN

We are pleased to advise that the Lender's Credit Committee has provisionally approved the following credit facility, subject to the satisfaction of the conditions and security documentation outlined below. Due to the nature of the information required, terms and conditions may be changed in the final documentation process.

This term sheet is prepared on the assumption that the structure of the financing as outlined herein does not change in a material manner.

The terms and conditions set out herein are for the exclusive benefit of the Credit Union and any alterations to these terms and conditions will render this term sheet null and void.

BORROWER

SusGlobal Energy Corp.

GUARANTORS

SusGlobal Energy Canada Corp.
SusGlobal Energy Canada I Ltd.

LENDER

PACE Savings & Credit Union Limited (PSCU)

TYPE OF CREDIT & AMOUNT

Corporate Line of Credit - CDN$5,500,000 *

*To be advanced in tranches to allow for the construction of a new 500 KWH Biogas production facility. The initial advance will be limited to $1,000,000.00 as per the schedule "A" attached and upon receipt of paid invoices. All further advances will be subject to PSCU's prior approval and receipt of detailed budgets, followed by paid invoices.

PURPOSE

This facility will be advanced in stages to fund consulting, permitting and construction costs and equipment purchases related to build an additional 500 KWH Biogas production facility, to complement the existing 100 KWH facility currently in operation at 062111, Side Road 3, Lot 4, Concession 6, Township of Georgian Bluffs. The facility will then have the capacity to process a minimum of 20,000 tonnes per annum of sourced organics that in turn will be sold as electricity, biogas and organic fertilizer.

DRAWDOWN

Upon completion of the security documentation required pursuant to Section 2 of this term sheet and compliance with the conditions precedent to funding provided for in Section 3 of this term sheet.

TERM

Demand – During the construction phase.

AMORTIZATION

Demand

INTEREST RATE

PACE Base Rate + 1.25%, currently equivalent to 8.00 %. PACE Base Rate is currently 6.75%.

INTEREST CALCULATION AND PAYMENT

"**PACE Base Rate**" shall mean the annual rate of interest which PSCU establishes as the reference rate of interest to determine interest rates it will charge at such time for demand loans in Canadian Dollars and which it refers to as its special rate of interest, such rate to be adjusted automatically and without the necessity of any notice to the Borrower upon each change to such rate. Interest is payable both before and after maturity or demand, default and judgement

REPAYMENT

During the construction period, the facility would be subject to monthly payments of interest only. Once the expanded facility is fully operational, the line will be converted to a term facility and subject to blended monthly payments of principal and interest sufficient to repay the term loan within the specified amortization.

Payments will commence within 30 days of drawdown.

PREPAYMENT

Fully open for prepayment at any time without notice or bonus.

DATE OF ADVANCE:

No later than February 28, 2017 or such other date as may be mutually agreed upon by the Borrower and the Lender.

FEES

Commitment Fee $110,000.00

The commitment fee is based on the assumption that the structure of the loan as outlined herein does not change in a material manner. If changes in a material manner occur, the fee will be adjusted accordingly. A minimum of $25,000.00 of the commitment fee will be payable at the time of acceptance of the term sheet, with $25,000.00 non-refundable.

Annual Review Fee	$ 5,500.00
Loan Renewal Fee	$ 250.00
NSF Payment Fee	$ 60.00
Annual Review Monthly Late Reporting Fee	$ 50.00

The late reporting fee will be charged monthly beginning 30 days after the annual review date. The annual review date based on the Borrower's financial year end reporting date is April 30th.

SECTION 2 - SECURITY

The present and future indebtedness and liability of the Borrower(s) to the Lender shall be secured by the following security evidenced by documents in a form satisfactory to the Lender and its legal counsel, if applicable and registered or recorded as required by the Lender, to be provided prior to any advances or avail being made under the Credit Facilities:

1. Credit Agreement in the amount of $5,500,000.00 prepared by Pace Solicitor to be executed by the Borrowers, all Guarantors and PACE Savings & Credit Union Limited.

2. Business Loan General Security Agreement representing a floating charge over the assets and undertakings of the Borrower in first position, with specific registration to be obtained over equipment related to the following FIT contract and to be registered under *Personal Property Security Act.*

   a) FIT Contract # F-000-981-BIG-130-203 located at 062111, Side Road 3, Lot 4, Concession 6, Township of Georgian Bluffs. The FIT Contract is at a rate of $0.16 per KWH.

   b) The new FIT Contract related to the additional 500 KWH Biogas production facility. The new FIT Contract is at a minimum rate of $0.16 per KWH.

3. Assignment of all land leases for the production facility located at 062111, Side Road 3, Lot 4, Concession 6, Township of Georgian Bluffs.

4. Assignment of the Biodigester Expansion and Operation Agreement between The Corporation of the Township of Georgian Bluffs and The Corporation of The Township of Chatsworth.

5. The specific assignment of all shares in SusGlobal Energy Canada Corp.

6. The specific assignment of all shares in SusGlobal Energy Canada I Ltd..

7. Assignment of adequate general business liability and fire insurance over the assets charged, noting the Lender as First Loss Payee.

8. The assignment/hypothecation of acceptable, tangible securities of a value of no less than CAD $2,000,000.00 (as determined by PSCU) from SusGlobal Energy Corp. and/or SusGlobal Energy Canada Corp. and/or SusGlobal Energy Canada I Ltd. and/or a guarantor to be added to the security package.

9. All other documentation necessary in the opinion of the Lender and its legal counsel, to complete this transaction.

SECTION 3 - CONDITIONS PRECEDENT TO FUNDING

Those customarily found in the Lender's security documents and any additional conditions appropriate in the context of the proposed transaction. No funds shall be advanced until all conditions precedent have been satisfied, and counsel for PSCU is satisfied that all security is on hand and in good order. In any event, precedent conditions include without limitation, the following:

1. Receipt of the fully executed Biodigester Expansion and Operation Agreement between The Corporation of the Township of Georgian Bluffs and The Corporation of The Township of Chatsworth.

2. Copy of the existing 100KWH FIT Contract # F-000-981-BIG-130-203 located at 062111, Side Road 3, Lot 4, Concession 6, Township of Georgian Bluffs.

3. Copy of the proposed 500KWH FIT Contract located at 062111, Side Road 3, Lot 4, Concession 6, Township of Georgian Bluffs.

4. Copy of all work contracts and equipment invoices related to the construction of the 500 KWH Biogas production facility, stating the amounts and projected timing for all advances.

5. The Borrower to provide a detailed description of the acceptable, tangible securities of a value of no less than CAD $2,000,000 (as determined by PSCU) from SusGlobal Energy Corp. and/or SusGlobal Energy Canada Corp. and/or SusGlobal Energy Canada I Ltd. and/or a guarantor to be added to the security package. The security to be pledged must be properly valued and acceptable to PSCU.

6. The Corporate Borrower and Guarantors to provide a copy of the Articles of Incorporation and any copies of any valid name registrations.

7. The Corporate Borrower and Guarantors to complete and execute the attached Incumbency Certificate for each corporate entity that is included in the term offer. For each Shareholder that is a corporate entity or trust, additional Incumbency Certificates must be completed until the ownership displays the real persons under the Borrower/Guarantor corporate/trust ownership structure.

8. The Corporate Borrower and Guarantor to provide a copy of the Shareholder register.

9. The Corporate Borrower and Guarantor to provide a copy of each company's Borrowing by-laws and signing resolutions relative to the completion of this transaction.

10. The 9 digit Business BN identifier number to be provided for each Corporate Borrower and Guarantor.

11. The Corporate Borrower and all Guarantor(s) to provide confirmation satisfactory to the Lender that CRA remittances for Income Tax, HST and Employee Source Deductions, and/or individual CRA Notice of Assessments as applicable and are paid and current.

12. The Corporate Borrower and all Guarantor(s) to provide minimum accountant prepared Notice to Reader financial statements for the most recent three years of company year ends and/or personal tax returns as applicable.

13. The Corporate Borrower and any Corporate Guarantor(s) to provide interim in house financial statements for any periods longer than six months since the company's last year end reporting period.

14. The Borrower shall establish a Membership account with shares in the amount of $175.00 with the Credit Union and execute all required documentation as required. If the Borrowers are a General Partnership, then a Membership must be established as above for each individual partner.

15. Membership in PSCU is to be maintained in good standing at all times while any portion of the credit facilities remains outstanding or committed.

16. All individuals not limited to non-corporate Borrowers, personal Guarantors, individual authorized Signing Officers, as identified by PSCU to provide two pieces of current, government issued identification as follows:

    I. Valid Ontario Driver's License, or valid Passport
    II. Valid Citizenship document or Birth Certificate with Government identity number

17. Commercial general liability and fire insurance to be maintained on all property contained in Section 2 of this term sheet, noting PSCU as First Loss Payee.

18. The Borrower/Guarantors to provide satisfactory evidence that it has obtained all applicable permits/certificates and is in compliance with all relevant regulatory requirements.

19. There shall not exist any judgment, order, injunction or other restraint prohibiting or imposing materially adverse conditions upon the consummation of the transaction.

20. The Borrower and any Guarantors authorize PSCU by executing this term sheet to obtain information from others as it may reasonably require, to disclose to other credit grantors or credit bureaus as permitted by Law, the particulars of this term sheet. The Borrower and all Guarantors acknowledge notice from PSCU that a commercial/consumer report containing credit information will be referred to in connection with this term sheet or any renewal or extension thereof.

21. There shall not have occurred since the date hereof any material adverse change in, or development likely to have a material adverse effect on the condition (financial or otherwise) of the operation, business, properties, prospects or capitalization of the Borrower or the Guarantors.

22. The Borrower and Guarantors covenant to provide any additional information requested and deemed reasonable by the Lender.

23. The Borrower will pay all legal fees and disbursements of the Lender in connection with this term sheet and any documentation resulting therefrom.

GENERAL CONDITIONS/COVENANTS

1. The Corporate Borrower and Guarantor will provide annually within 120 days of the fiscal year end date, accountant prepared minimum level Notice to Reader financial statements, and CRA Notice of Assessments for the current tax filing period for income tax, HST and employee source remittances as applicable evidencing all tax payment obligations are current.

2. The Borrower/Guarantors covenant to maintain general business liability insurance and fire insurance coverage over the assets charged adequate to protect the facility at all times, with loss payable to PSCU as First Loss Payee. A copy of the insurance policy is to be provided to PSCU at each policy renewal date and/or at each annual review date as requested by PSCU.

3. In the event that the value of the security for the borrowing facility(s) may have diminished as determined by PSCU, updated appraisals/assessments may be required by the Lender at the cost of the Borrower. The Borrower and/or Guarantors undertake to provide additional security or alternatively reduce the facility to comply with the original loan to value margin.

4. The Borrower and Guarantors to provide to the Credit Union 30 days prior written notice of any intended change in the ownership of its shares and shall not to consent to, or facilitate a change in the ownership of its shares without the prior written consent of the Credit Union.

5. The Corporate Guarantors shall not without prior written consent of the Credit Union merge, amalgamate, or otherwise enter into any other form of business combination with any other Person.

6. The Borrower and Guarantor(s) covenant to provide any additional information requested and deemed reasonable by the Lender.

7. The Credit Facilities provided by the Credit Union are non-transferable.

SOLICITOR

Pace Savings & Credit Union	**Member's Representation**
To be advised	Information to be provide upon signing

LEGAL REQUIREMENTS

It is understood and agreed that **PSCU's solicitor will be the lead council** and advance of funds shall not occur until the Lender's solicitor is satisfied with all legal aspects of this transaction. The Borrower agrees to give the Lender such document assurances, information, covenants that our solicitor may require with regards to this loan agreement.

The legal fees shall be based on the assumption that title to any property covered by any security is in the name of the Borrower or Guarantor as specified and is clear and free of any other encumbrances except as noted herein and the loan documentation prepared for this transaction is executed substantially in the form contemplated. In the event that changes occur in any material manner, then the same will be reflected in additional legal costs to be incurred by the Lenders council.

All legal expenses are the sole responsibility of the Borrower.
As indicated by title, the facility has been provisionally approved only, and as such, does not constitute an offer of financing. All figures and conditions are subject to change. Your concurrence will be signified by your signing and returning a copy of this term sheet together with the articles of incorporation for the Borrower and Corporate Guarantors, completed Incumbency Certificates, and personal identification items as noted under Section 3.17 (I & II) and a cheque payable to PACE Savings & Credit Union Limited in the amount of $25,000.00 (non-refundable) no later than January 6, 2017 which represents the expiry date of this term sheet.

No due diligence will be undertaken until the afore-noted has been received by this office.

Immediately upon receipt of your concurrence we will proceed with a formal application. Please be advised that the due diligence period to the approval stage for this loan is estimated to be a maximum of 10 business days after receipt of all of the information required under Section 3 of this term sheet. This estimation is based on the assumption that this transaction is to close substantially in the form contemplated.

In the event that substantive changes occur, the due diligence period will be affected accordingly.

Upon formal approval, the terms herein together with any additional terms and/or additional documentation required will govern the terms of the facilities therein and will be further accepted upon execution by all parties of an amended term sheet.

Should you have any questions or require any further clarification of the terms and conditions recited, please contact Brian Hogan.

Yours truly,

Brian Hogan
On behalf of Credit Committee

Telephone: (905) 738 – 8900 x 2338
bhogan@pacecu.com

Acknowledged this 1st day of January, 2017

BORROWER

SusGlobal Energy Corp.

Marc Hazout

Per: Authorized Signing Officer

Per: Authorized Signing Officer

GUARANTORS

SusGlobal Energy Canada Corp.

Marc Hazout

Per: Authorized Signing Officer

Per: Authorized Signing Officer

SusGlobal Energy Canada I Ltd.

Marc Hazout

Per: Authorized Signing Officer

Per: Authorized Signing Officer

CERTIFICATE OF INCUMBENCY

NOTE: PLEASE RETURN WITH THE TERM SHEET, COPIES OF THE DIRECTOR REGISTER, SHAREHOLDER REGISTER, AND SIGNING RESOLUTION AND COMPLETE THE INFORMATION BELOW.

Business Number (BN) ______________________

DIRECTORS

FIRST NAME, INITIAL, LAST NAME	FIRST NAME, INITIAL, LAST NAME

CORPORATE SIGNING OFFICERS Number of signing officers under resolution to execute documents on the company's behalf as it relates to all transactions with PACE Savings & Credit Union Limited – ____________

FIRST NAME, INITIAL, LAST NAME	TITLE	RESIDENCE ADDRESS	TELEPHONE & EMAIL

SHAREHOLDERS REGISTER (Individuals or Entity who directly or indirectly control 25% or more of the Corporation)

FIRST NAME, INITIAL, LAST NAME	%	RESIDENCE ADDRESS

From: **Marc M. Hazout** mhazout@susglobalenergy.com
Subject: Use of Proceeds
Date: December 30, 2016 at 11:26 AM
To: Ron Williamson rwtiburon@gmail.com

Ron,

See attached PDF.

Open file then print.

SCHEDULE "A"

Category	**Jan**	**Feb**	**Mar**	**April**	**TOTAL**
Capital-Major engine overhaul	$ 75,000	$ -	$ -	$ -	$ 75,000
Capital-Permitting	50,000	100,000	50,000	-	200,000
Capital-Consulting and engineering	75,000	75,000	-	-	150,000
Outstanding payables	182,620	-	-	-	182,620
BioGRID operating expenses	102,759	24,194	24,194	24,194	175,341
Officers-fees	19,000	19,000	19,000	19,000	76,000
Office manager-fees	5,000	5,000	5,000	5,000	20,000
Professional fees-Legal & audit	38,162	30,162	7,500	60,662	136,486
Rent	3,500	3,500	3,500	3,500	14,000
Insurance	3,193	3,193	3,193	3,193	12,772
Royalty to Municipalities	8,833	2,597	2,597	2,597	16,624
G&A and travel	1,375	1,375	1,375	1,375	5,500
TOTAL	**$ 564,442**	**$ 264,021**	**$ 116,359**	**$ 119,521**	**$ 1,064,343**